Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Principal National Life Insurance Company

We have audited the accompanying statements of financial position of Principal National Life Insurance Company (the Company) as of December 31, 2012 and 2011, and the related statements of operations, comprehensive income, stockholder s equity and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Principal National Life Insurance Company at December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S generally accepted accounting principles.

/s/Ernst & Young LLP

Des Moines, Iowa
April 11, 2013

1304-1058459

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